Exhibit 4.1

FOURTH AMENDMENT TO RIGHTS AGREEMENT

THIS FOURTH AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”) is made as of July 15, 2021, by and between Novation Companies, Inc. (formerly NovaStar Financial, Inc.) (the “Company”) and Computershare Trust Company, N.A. (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement dated as of September 15, 2011, as amended by that certain First Amendment to Rights Agreement dated as of June 20, 2014, that certain Second Amendment to Rights Agreement dated as of August 24, 2015, and that certain Third Amendment to Rights Agreement dated as of July 20, 2018 (together, the “Original Rights Agreement”);

WHEREAS, Section 27 of the Original Rights Agreement provides, in part, that the Company may from time to time supplement or amend the Original Rights Agreement to lengthen any time period thereunder, or to amend provisions of the Original Rights Agreement which the Company may deem necessary or desirable, without the approval of any holders of Rights Certificates (as defined in the Original Rights Agreement); and

WHEREAS, the Board of Directors of the Company has determined in good faith that the amendments to the Original Rights Agreement set forth herein are desirable and, pursuant to Section 27 of the Original Rights Agreement, has duly authorized such amendments to the Original Rights Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Rights Agent hereby agree as follows:

1. DEFINITIONS. Except as otherwise set forth in this Amendment, each capitalized term used in this Amendment shall have the meaning for such term as set forth in the Original Rights Agreement.

2. DEFINITION OF AGREEMENT. From and after the date hereof, all references in the Original Rights Agreement to the “Agreement” shall mean and refer to the Original Rights Agreement, as modified by this Amendment.

3. DEFINITION OF FINAL EXPIRATION DATE. Section 1(n) of the Original Rights Agreement is hereby amended and restated in its entirety as follows:

“ (n)      “Final Expiration Date” shall mean 5:00 p.m., New York City time, on July 20, 2024.”

4. EXHIBIT C. Exhibit C to the Original Rights Agreement (Summary of Rights to Purchase Preferred Shares) is hereby amended in a manner that is consistent with this Amendment.

5. COUNTERPARTS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

6. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the internal laws of the State of Maryland applicable to contracts to be made and performed entirely within the State of Maryland, except that the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York.

7. SEVERABILITY. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other applicable authority to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

8. EFFECTIVE DATE. This Amendment shall become effective as of the date first written above.

9. CERTIFICATION. The Company hereby certifies to the Rights Agent that this Amendment is in compliance with Section 27 of the Original Rights Agreement.

10. FULL FORCE AND EFFECT. The Original Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms. In the event of any conflict, inconsistency, or incongruity between any provision of this Amendment and any provision of the Original Rights Agreement, the provision of this Amendment shall govern and control.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

NOVATION COMPANIES, INC.

/s/ David Pointer
Name: David Pointer
Title: Chief Executive Officer

COMPUTERSHARE TRUST COMPANY, N.A.

/s/ Patrick Hayes
Name: Patrick Hayes
Title: Manager, Client Management

[Signature Page to Fourth Amendment to Rights Agreement]

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